Exhibit 10.1

[EXECUTION VERSION]

AMENDMENT NO. 6. TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 6 TO EMPLOYMENT AGREEMENT made and entered into as of September 30, 2024 (this “Amendment No. 6”) to that EMPLOYMENT AGREEMENT made and entered into as of December 13, 2013 (the “Initial Agreement”), as further amended from time to time (collectively, the “Agreement”), by and between FTI Consulting, Inc., a Maryland corporation with its principal Maryland office in Bowie, Maryland (the “Company”), and Steven Gunby (the “Executive,” and together with the Company, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties entered into the Initial Agreement providing for an employment term beginning January 20, 2014 and ending on the close of business on April 1, 2017; and

WHEREAS, the Parties entered into Amendment No. 1 to the Initial Agreement as of December 5, 2016 (“Amendment No. 1”) providing for the extension of the Initial Term from April 1, 2017 and ending on the close of business on April 1, 2020 (the “First Additional Term”); and

WHEREAS, the Parties entered into Amendment No. 5 to the Initial Agreement as of December 9, 2020 providing for the extension of the First Additional Term from April 1, 2020 and ending on the close of business on April 1, 2025 (the “Second Additional Term,” and together with the Initial Term, the First Additional Term and the “Third Additional Term” (as hereafter defined), the “Term”); and

WHEREAS, the Company and the Executive desire to amend certain terms of the Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment No. 6 and in the Agreement, the Company and the Executive mutually agree as follows:

1. Extension of Employment Term. Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

Employment Term. The Executive’s Term of full-time employment under the Agreement shall be extended, unless otherwise terminated as provided pursuant to this SECTION 1 or SECTION 10 of the Agreement, effective on the close of business on April 1, 2025 and ending on the close of business on June 2, 2027 (the “Third Additional Term”). Effective at the close of business on June 2, 2027, and each annual anniversary thereof, if not otherwise terminated as provided in this SECTION 1 or SECTION 10, the Third Additional Term and each “Renewal Term” (as hereafter defined) will automatically be extended for an additional one-year period (each a “Renewal Term”), unless the Executive has given one hundred twenty (120) days’ prior written notice to the Company, or the Company has given ninety (90) days’ prior written notice to the Executive, of his or its intention not to extend the Agreement for the applicable Renewal Term (a “Notice of Non-Renewal”). The Term and each Renewal Term that becomes effective hereunder, are collectively referred to in the Agreement as the “Employment Term,”

2. Affirmation. This Amendment No. 6 is to be read and construed with the Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment No. 6, all remaining provisions, terms and conditions of the Agreement shall remain in full force and effect.

3. Defined Terms. All terms not herein defined shall have the meanings ascribed to them in the Agreement.

4. Counterparts. This Amendment No. 6 may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows}

IN WITNESS WHEREOF, the undersigned have signed this Amendment No. 6 on the date first above written.

FTI CONSULTING, INC.

By:	/s/ Curtis P. Lu
Name:	Curtis P. Lu
Title:	General Counsel

EXECUTIVE

By:	/s/ Steven H. Gunby
Name:	Steven H. Gunby
Title:	President and Chief Executive Officer